INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the use in this Registration Statement on Form S-4 for Humboldt Bancorp of our report dated February 3, 2000, except for Note 10, as to which the date is March 16, 2000, relating to the consolidated financial statements of Tehama Bancorp and Subsidiary for the years ended December 31, 1997, 1998 and 1999, and to the reference to our Firm under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.



                                                     /s/ PERRY-SMITH LLP


                                                     Sacramento, California
                                                     November 7, 2000